EXHIBIT (d)(3)


                                     FORM OF
                       AMENDMENT DATED [FEBRUARY 17, 2006]
                              TO ADVISORY AGREEMENT
                             BETWEEN RYDEX ETF TRUST
                           AND PADCO ADVISORS II, INC.
                            DATED APRIL 30, 2004 AND
                          AS AMENDED FEBRUARY 11, 2005

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                                     FORM OF
                                  AMENDMENT TO
                                   SCHEDULE A
                                     TO THE
                               ADVISORY AGREEMENT
                            DATED APRIL 30, 2004 AND
                      AS AMENDED FEBRUARY 11, 2005 BETWEEN
                                 RYDEX ETF TRUST
                                       AND
                             PADCO ADVISORS II, INC.

The following amendment is made to Schedule A of the Advisory Agreement between Rydex ETF Trust (the "Trust") and PADCO Advisors II, Inc. (the "Adviser"), dated April 30, 2004, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective [February 17, 2006], to read as follows:

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance with the following fee schedule:

FUND                                                             RATE
----                                                             ----

Rydex S&P Equal Weight ETF                                       0.40%
Rydex Russell Top 50 ETF                                         0.40%
[RYDEX S&P 500 PURE GROWTH ETF                                   X.XX%]
[RYDEX S&P 500 PURE VALUE ETF                                    X.XX%]
[RYDEX S&P MIDCAP 400 PURE GROWTH ETF                            X.XX%]
[RYDEX S&P MIDCAP 400 PURE VALUE ETF                             X.XX%]
[RYDEX S&P SMALLCAP 600 PURE GROWTH ETF                          X.XX%]
[RYDEX S&P SMALLCAP 600 PURE VALUE ETF                           X.XX%]

ADDITIONS ARE NOTED IN BOLD.

      In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the [17th day of February, 2006].

                                          RYDEX ETF TRUST

                                          By:
                                             ------------------------------
                                          Name:  Carl G. Verboncoeur
                                          Title: President


                                          PADCO ADVISORS II, INC.

                                          By:
                                             -------------------------------
                                          Name:  Carl G. Verboncoeur
                                          Title: Chief Executive Officer